Exhibit 4.2

Bye-laws of

Teekay Corporation Ltd.

TABLE OF CONTENTS

INTERPRETATION		1

1.	Definitions	1

SHARES		2

2.	Power to Issue Shares	2

3.	Power of the Company to Purchase its Shares	3

4.	Rights Attaching to Shares	3

5.	Calls on Shares	5

6.	Forfeiture of Shares	6

7.	Share Certificates	6

8.	Fractional Shares	8

REGISTRATION OF SHARES		8

9.	Register of Members	8

10.	Registered Holder Absolute Owner	8

11.	Transfer of Registered Shares	8

12.	Transmission of Registered Shares	10

ALTERATION OF SHARE CAPITAL		11

13.	Power to Alter Capital	11

14.	Variation of Rights Attaching to Shares	11

DIVIDENDS AND CAPITALISATION		12

15.	Dividends	12

16.	Power to Set Aside Profits	12

17.	Method of Payment	12

18.	Capitalisation	13

MEETINGS OF MEMBERS		13

19.	Annual General Meetings	13

20.	Special General Meetings	14

21.	Requisitioned General Meetings	14

22.	Notice	15

23.	Giving Notice and Access	15

24.	Postponement or cancellation of General Meeting	16

25.	Electronic Participation and security in Meetings	16

26.	Quorum at General Meetings	16

27.	Chair to Preside at General Meetings	17

28.	Secretary of General Meetings	17

29.	Right to Vote and Fixing of Record Date	17

30.	Voting on Resolutions	18

31.	Power to Demand a Vote on a Poll	19

32.	Voting by Joint Holders of Shares	20

33.	Instrument of Proxy	20

34.	Representation of Corporate Member	21

35.	Adjournment of General Meeting	21

36.	Written Resolutions	21

37.	Directors, Officers, Auditors Attendance at General Meetings	22

DIRECTORS AND OFFICERS		22

38.	Election of Directors	22

39.	Number of Directors	23

40.	Classes of Directors	24

41.	Term of Office of Directors	24

42.	Removal of Directors	24

43.	Vacancy in the Office of Director	25

44.	Remuneration of Directors	25

45.	Defect in Appointment	25

46.	Directors to Manage Business	25

47.	Powers of the Board of Directors	26

48.	Register of Directors and Officers	27

49.	Appointment and Removal of Officers	27

50.	Duties of Officers	27

51.	Remuneration of Officers	28

52.	Conflicts of Interest	28

53.	Indemnification and Exculpation of Directors, Officers and Others	28

MEETINGS OF THE BOARD OF DIRECTORS		31

54.	Board Meetings	31

55.	Notice of Board Meetings	32

56.	Electronic Participation in Meetings	32

57.	Quorum at Board Meetings	32

58.	Board to Continue in the Event of Vacancy	32

59.	Chair and Secretary of Board Meetings	32

60.	Written Resolutions	33

61.	Validity of Prior Acts of the Board	33

CORPORATE RECORDS		33

62.	Minutes	33

63.	Place Where Corporate Records Kept	33

64.	Form and Use of Seal	33

ACCOUNTS		33

65.	Records of Account	33

66.	Financial Year End	34

AUDITS		34

67.	Annual Audit	34

68.	Appointment of Auditor	34

69.	Remuneration of Auditor	34

70.	Duties of Auditor	34

71.	Access to Records	35

72.	Financial Statements and the Auditor's Report	35

73.	Vacancy in the Office of Auditor	35

VOLUNTARY WINDING-UP AND DISSOLUTION		35

74.	Winding-Up	35

CHANGES TO CONSTITUTION		36

75.	Changes to Bye-laws	36

76.	Discontinuance	36

Teekay Corporation Ltd.

INTERPRETATION

1.	DEFINITIONS

1.1.	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

“Act”	the Companies Act 1981;

“Auditor”	includes an individual, company or partnership;

“Board”	the board of Directors (including, for the avoidance of doubt, a sole Director) appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

“Company”	the company for which these Bye-laws are approved and confirmed;

“Director”	a director of the Company;

“Member”	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

“notice”	written notice as further provided in these Bye-laws unless otherwise specifically stated;

“Officer”	any person appointed by the Board to hold an office in the Company;

“Register of Directors and Officers”	the register of Directors and Officers referred to in these Bye-laws;

“Register of Members”	the register of Members referred to in these Bye-laws;

“Resident Representative”	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Teekay Corporation Ltd.

“Secretary”	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; and

“Treasury Share”	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2.	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(c)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(d)	a reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof;

(e)	the phrase “issued and outstanding” in relation to shares, means shares in issue other than Treasury Shares;

(f)	the word “corporation” means a corporation whether or not a company within the meaning of the Act; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3.

In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4.	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	POWER TO ISSUE SHARES

2.1.

Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

Teekay Corporation Ltd.

2.2.

Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.	POWER OF THE COMPANY TO PURCHASE ITS SHARES

3.1.	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2.	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	RIGHTS ATTACHING TO SHARES

4.1.

At the date these Bye-laws are adopted, the share capital of the Company is divided into two classes: (i) 725,000,000 common shares of par value $0.001 each (the “Common Shares”) and (ii) 25,000,000 preference shares of par value $1.00 each (the “Preferred Shares”).

4.2.	The holders of Common Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Preferred Shares):

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)

in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.3.

The Board is authorised to provide for the issuance of the Preferred Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preferred Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preferred Shares, to vary the rights attached to any other series of Preferred Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;

Teekay Corporation Ltd.

(b)

the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether the series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)

whether the series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)

whether or not the shares of that series shall be redeemable or repurchaseable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g)

the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series;

(i)	the rights of holders of that series to elect or appoint Directors; and

(j)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.4.

Any Preferred Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preferred Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board or as part of any other series of Preferred Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preferred Shares.

Teekay Corporation Ltd.

4.5.

At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.6.

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	CALLS ON SHARES

5.1.

The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2.

Any amount which, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3.	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4.	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up or become payable.

Teekay Corporation Ltd.

6.	FORFEITURE OF SHARES

6.1.

If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

Teekay Corporation Ltd. (the “Company”)

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [   ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date] [Signature of Secretary] By Order of the Board

6.2.

If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

6.3.

A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

6.4.

The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

7.	SHARE CERTIFICATES

7.1.	Subject to the provisions of this Bye-law 7, every Member shall be entitled to a certificate.

7.2.	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

Teekay Corporation Ltd.

7.3.

The shares of the Company may be certificated or uncertificated shares, as provided under the Act, and shall be entered in the books of the Company and registered as they are issued. Every holder of shares shall be entitled to have a certificate in form meeting the requirements of law and approved by the Board that certifies the number of shares owned by such holder in the Company. Any certificates shall be signed by an Officer and/or a Director, however designated, of the Company. The signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent other than the Company itself or its employees. In case any person who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer or Director before such certificate is issued, it may be issued by the Company with the same effect as if they were such Officer or Director at the date of issue. As used in these Bye-laws, the term “uncertificated shares” refers to shares of the Company that: (i) are not represented by an instrument; (ii) the transfer of which is registered upon books maintained for that purpose by or on behalf of the Company; and (iii) are of a type commonly dealt in upon securities exchanges or markets. If applicable, except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

7.4.

If applicable, for each class or series of shares the Company shall be authorised to issue, the powers, designations, references and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of any certificate which the Company shall issue to represent each class or series of shares; provided, however, that, except as otherwise required by the Act, in lieu of the foregoing requirements, there may be set forth on the face or back of any certificate which the Company shall issue to represent such class or series of shares, a statement that the Company will furnish without charge to each Member that so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company or its transfer agent shall send to the registered owner thereof a written notice containing the information, described above, that is required to be set forth or stated on the Company’s share certificates, together with any additional information required to be provided to such registered owners.

7.5.

The Board may direct a new share certificate or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed. Nothing in this Bye-law 7 shall preclude Officers and/or Directors from replacing a purported lost, stolen or destroyed certificate without Board approval.

Teekay Corporation Ltd.

7.6.	Notwithstanding any provisions of these Bye-laws:

(a)

the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)

unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

8.	FRACTIONAL SHARES

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

9.	REGISTER OF MEMBERS

9.1.	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

9.2.

The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty (30) days in each year.

10.	REGISTERED HOLDER ABSOLUTE OWNER

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.	TRANSFER OF REGISTERED SHARES

11.1.	Upon surrender to the Company or the transfer agent of the Company of an instrument of transfer and:

Teekay Corporation Ltd.

(a)

certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Company shall issue a new certificate or evidence of the issuance of uncertificated shares to the Member entitled thereto, cancel the old certificate, if any, and record the transaction upon the Company’s books.

(b)

receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the Member entitled thereto, and such transactions shall be recorded upon the books of the Company.

11.2.	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

Teekay Corporation Ltd. (the “Company”)

FOR VALUE RECEIVED……………….. [amount] , I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address] , [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:
Transferor	Witness
Signed by:	In the presence of:
Transferee	Witness

11.3.

Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

11.4.

The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

11.5.

The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body

Teekay Corporation Ltd.

or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

11.6.	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

11.7.

The Board shall have power and authority to make such additional rules and regulations as they may deem expedient concerning the issuance, registration and transfer of the Company’s shares, and may appoint transfer agents and registrars thereof.

11.8.

Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

12.	TRANSMISSION OF REGISTERED SHARES

12.1.

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

12.2.

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

Teekay Corporation Ltd. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, their executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

Teekay Corporation Ltd.

DATED this [date]

Signed by:	In the presence of:
Transferor	Witness
Signed by:	In the presence of:
Transferee	Witness
12.3.

On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

12.4.

Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

13.	POWER TO ALTER CAPITAL

13.1.

The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

13.2.	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

14.	VARIATION OF RIGHTS ATTACHING TO SHARES

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied in accordance with the terms specified by Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Teekay Corporation Ltd.

DIVIDENDS AND CAPITALISATION

15.	DIVIDENDS

15.1.

The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

15.2.	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

15.3.

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

16.	POWER TO SET ASIDE PROFITS

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

17.	METHOD OF PAYMENT

17.1.

Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or bank draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the Member may direct in writing, or by transfer to such account as the Member may direct in writing or otherwise agree.

17.2.

In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or bank draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may direct in writing, or by transfer to such account as the joint holders may direct in writing. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

17.3.	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

17.4.

Any dividend and/or other moneys payable in respect of a share which has remained unclaimed for six (6) years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

Teekay Corporation Ltd.

17.5.

The Company shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or draft.

18.	CAPITALISATION

18.1.

The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

18.2.

The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

19.	ANNUAL GENERAL MEETINGS

19.1.

The annual general meeting of Members shall be held on such day, and at such time and place within or outside Bermuda as the Board may from time to time determine, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. Only such business shall be conducted at an annual general meeting as shall have been properly brought before the meeting. To be properly brought before an annual general meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a Member or Members of the Company holding of record in the aggregate not less than 15% of the shares having the right to vote at the meeting on such matter, or by a person who holds such shares through a nominee or “street name” holder of record of such shares and can demonstrate to the Company such indirect ownership of, and such person’s right to vote, such shares. For business to be properly brought before an annual general meeting by such Member or Members, the Member or Members must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s or Members’ notice must be personally delivered to or mailed and received at the principal office of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual general meeting.

19.2.

A Member’s or Members’ (or a person holding shares in street name) notice to the Secretary shall set forth (a) as to each matter the Member or Members (or a person holding shares in street name) propose to bring before the annual general meeting, a brief description of the business

Teekay Corporation Ltd.

proposed to be brought before the annual general meeting, the language of the proposal, if appropriate, and the reasons for conducting such business at the annual general meeting, (b) the name and address, as they appear on the Company’s books, of the Member or Members proposing such business, (c) a representation that the Member or Members (or a person holding shares in street name) hold in the aggregate not less than 15% of the shares having the right to vote at the meeting on such matter and a statement of the class and number of shares of the Company which are owned of record and beneficially by the Member or Members, (d) any material interest of the Member or Members in such business, (e) a representation that the Member or Members intend to appear in person or by proxy at the meeting to present the business specified in the notice and (f) in the case of a person who holds shares through a nominee or “street name” holder of record, evidence establishing the person’s indirect ownership of the shares and right to vote the shares on the matter proposed at the annual general meeting.

19.3.

As used in these Bye-laws, shares “beneficially owned” shall mean all shares which a person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). If a Member is entitled to vote only for a specific class or category of Directors at an annual general meeting or special general meeting of Members, the Member’s right to nominate a person for election as a Director at the meeting shall be limited to such class or category of Directors.

19.4.

Notwithstanding anything in these Bye-laws to the contrary, to the fullest extent permitted by law, no business shall be conducted at any annual general meeting except in accordance with the procedures set forth in this Bye-law 19. The Board or the chair of the meeting shall, if the facts warrant, determine (i) that a proposal does not constitute proper business to be transacted at the meeting, or (ii) that business was not properly brought before the meeting in accordance with the provisions of this Bye-law 19, and, if it is so determined, in either case, any such business shall not be transacted. The procedures set forth in this Bye-law 19 for business to be properly brought before an annual general meeting by a Member or Members are in addition to, and not in lieu of, provisions of applicable law, rules and regulations.

20.	SPECIAL GENERAL MEETINGS

Special general meetings of Members, unless otherwise prescribed by law, may be called for any purpose at any time only by order of the Board. Such meetings shall be held at such place, date and time as may be designated in the notice thereof. No business may be conducted at the special general meeting other than such business as may be properly brought before the meeting and no matter shall be properly brought before a special general meeting of Members unless the matter shall have been brought before the meeting pursuant to the Company’s notice of such meeting. If the chair of the special general meeting determines that business was not properly brought before the special general meeting, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

21.	REQUISITIONED GENERAL MEETINGS

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the

Teekay Corporation Ltd.

deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply. The relevant provisions of Bye-law 19 shall apply to any such requisitioned meeting.

22.	NOTICE

22.1.

Notice of every meeting of Members, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special general meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail or electronic transmission at least fifteen (15) but not more than sixty (60) days before the date of such meeting, to each Member of record entitled to vote thereat and to each Member of record who, by reason of any action proposed at such meeting would be entitled to have their shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect.

22.2.	Notice of a special general meeting shall state the purpose of the proposed special general meeting and the business transacted at any special general meeting shall be limited accordingly.

22.3.

The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

23.	GIVING NOTICE AND ACCESS

23.1.	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)

by sending it by post to such Member’s address in the Register of Members or at such address as to which the Member has given notice to the Secretary, in which case the notice shall be deemed to have been served five (5) days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)

by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two (2) days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)

by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

Teekay Corporation Ltd.

23.2.

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

23.3.

In proving service under Bye-laws 23.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

24.	POSTPONEMENT OR CANCELLATION OF GENERAL MEETING

To the fullest extent permitted by law, the Board may postpone any meeting of Members or cancel any special general meeting of Members by public announcement or disclosure prior to the time scheduled for the meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to each Member in accordance with these Bye-laws.

25.	ELECTRONIC PARTICIPATION AND SECURITY IN MEETINGS

25.1.

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

25.2.

The Board may, and at any general meeting, the chair of such meeting may, make any arrangement and impose any requirement or restriction it or they consider appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chair of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

26.	QUORUM AT GENERAL MEETINGS

26.1.

Except as otherwise expressly provided by law or by the Bye-laws, a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Members; provided that at any meeting of Members at which the holders of any class of shares of the Company shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a different number of shares of such class shall be required by law or by these Bye-laws. If less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present. Notwithstanding the foregoing, if a meeting of Members is adjourned for lack of quorum on two successive occasions, at the next and any subsequent adjournment of the meeting there must be present either in person or by proxy Members of record holding at least forty-percent (40%) of the issued and outstanding shares and entitled to vote at such meeting in order to constitute a quorum.

Teekay Corporation Ltd.

26.2.

If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

26.3.	For the purposes of consideration of and voting on any business that:

(a)	is submitted to the Members at any meeting; and

(b)	has been recommended by a majority of Continuing Directors (as defined below) for approval by the Members;

one-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Members for the purpose of such consideration and voting. “Continuing Directors” shall mean the incumbent members of the Board that were members of the Board on May 31, 2006, and any persons who are subsequently elected or appointed to the Board if such persons are recommended by a majority of the Continuing Directors.

26.4.

For the purposes of considering and voting on the election of Directors at any meeting, the quorum requirement stipulated in Bye-law 26.1 shall apply unless all nominees for election as Directors are persons recommended by a majority of Continuing Directors. If such nominees are so recommended, the quorum requirement stipulated in Bye-law 26.3 shall apply.

27.	CHAIR TO PRESIDE AT GENERAL MEETINGS

The Chair of the Board or, in the absence of the Chair of the Board, the President and/or Chief Executive Officer of the Company (or, in the absence of the President and/or Chief Executive Officer, any other Officer), shall call all meetings of the Members to order and shall act as chair of such meetings. In the absence of the Chair of the Board, the President and/or Chief Executive Officer or another Officer, the members of the Board who are present shall elect a chair of the meeting.

28.	SECRETARY OF GENERAL MEETINGS

The Secretary or Assistant Secretary of the Company may act as secretary of all meetings of the Members. In the absence of the Secretary or Assistant Secretary, or if the Secretary or Assistant Secretary does not act as secretary of a meeting, the chair of the meeting may appoint any person to act as secretary of the meeting.

29.	RIGHT TO VOTE AND FIXING OF RECORD DATE

29.1.

The Board may fix a time not more than sixty (60) days nor less than fifteen (15) days prior to the date of any meeting of Members, or more than sixty (60) days prior to the last day on which the consent or dissent of Members may be expressed for any purpose without a meeting, as the time as of which Members entitled to notice of and to vote at such meeting or whose consent or dissent

Teekay Corporation Ltd.

is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.

29.2.

The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the Members entitled to receive any such dividend, distribution or allotment or for the purpose of such other action.

29.3.

With respect to holders of shares entitled to vote at the meeting, such Members shall, if requested by the Company, present thereat proof of identity and authority satisfactory to the secretary of the meeting.

29.4.	No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.

30.	VOTING ON RESOLUTIONS

30.1.

If a quorum is present, and except as otherwise expressly provided by law or by these Bye-laws, the affirmative vote of a majority of the votes cast at the meeting shall be the act of the Members, provided, that Directors shall be elected by a plurality of the votes cast at a meeting of Members by the holders of shares entitled to vote in the election. At any meeting of the Members, subject to these Bye-laws (including any rights of any preferred shares that may be issued) each Member entitled to vote thereat shall be entitled to one vote for each such share, and may so vote either in person or by proxy appointed by instrument in writing or facsimile granted by the Member or the Member’s attorney-in-fact, or granted by other means of electronic transmission. Except as otherwise expressly provided by law, every proxy is revocable at the pleasure of the Member executing it.

30.2.	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

30.3.

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote per person and shall cast such vote by raising their hand.

30.4.

In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chair of the meeting shall direct the manner in which such Member may cast their vote on a show of hands.

30.5.

At any general meeting if an amendment is proposed to any resolution under consideration and the chair of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Teekay Corporation Ltd.

30.6.

At any general meeting a declaration by the chair of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

31.	POWER TO DEMAND A VOTE ON A POLL

31.1.	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chair of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)

any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)

any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

31.2.

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chair of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all their votes or cast all the votes they use in the same way.

31.3.

A poll demanded for the purpose of electing a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chair (or acting chair) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

31.4.

Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record their vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast their vote in such manner as the chair of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by one or more scrutineers appointed by the Board or, in the absence of such appointment, by a committee of not less than two Members or proxy holders appointed by the chair of the meeting for the purpose, and the result of the poll shall be declared by the chair of the meeting.

Teekay Corporation Ltd.

32.	VOTING BY JOINT HOLDERS OF SHARES

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

33.	INSTRUMENT OF PROXY

33.1.	A Member may appoint a proxy by:

(a)	an instrument in writing in substantially the following form or such other form as the Board may determine from time to time or the Board or the chair of the meeting shall accept:

Proxy

Teekay Corporation Ltd. (the “Company”)

I/We, [insert names here] , being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing them, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment or postponement thereof. [Any restrictions on voting to be inserted here.]

Signed this [date]

Member(s)

or

(b)	such telephonic, electronic or other means as may be approved by the Board from time to time.

33.2.

The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and appointment of a proxy which is not received in the manner so permitted shall be invalid.

33.3.	A Member who is the holder of two or more shares may appoint more than one proxy to represent them and vote on their behalf in respect of different shares.

33.4.	The decision of the chair of any general meeting as to the validity of any appointment of a proxy shall be final.

Teekay Corporation Ltd.

34.	REPRESENTATION OF CORPORATE MEMBER

34.1.

A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

34.2.

Notwithstanding the foregoing, the chair of the meeting may accept such assurances as they think fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

35.	ADJOURNMENT OF GENERAL MEETING

35.1.

The chair of a general meeting at which a quorum is present may, with the consent of the Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy) adjourn the meeting.

35.2.	The chair of a general meeting may adjourn the meeting to another time and place without the consent or direction of the Members if it appears to them that:

(a)	it is likely to be impractical to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

35.3.

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

36.	WRITTEN RESOLUTIONS

36.1.

Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Bye-law.

36.2.

Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

Teekay Corporation Ltd.

36.3.	A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) all of the Members entitled to vote at the date that the notice is given.

36.4.	A resolution in writing may be signed in any number of counterparts.

36.5.

A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

36.6.	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

36.7.	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of their term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of their term of office.

36.8.

For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

37.	DIRECTORS, OFFICERS, AUDITORS ATTENDANCE AT GENERAL MEETINGS

The Directors, the Officers, the Auditors and the solicitors of the Company shall be entitled to attend at any meeting of the Members but no such person shall be counted in the quorum or be entitled to vote at any meeting of the Members unless such person shall be a Member or proxyholder entitled to vote thereat.

DIRECTORS AND OFFICERS

38.	ELECTION OF DIRECTORS

38.1.

Only persons who are nominated in accordance with the procedures set forth in this Bye-law 38.1 shall be eligible for election as Directors by the Members. Nominations of persons for election to the Board may be made at an annual general meeting by or at the direction of the Board or by a Member or Members of the Company holding of record in the aggregate not less than 15% of the shares having the right to vote for the election of Directors at the meeting, or by a person who holds such shares through a nominee or “street name” holder of record of such shares and can demonstrate to the Company such indirect ownership of, and such person’s right to vote, such shares, who complies or comply with the notice procedure set forth in this Bye-law 38.1. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant

Teekay Corporation Ltd.

to timely notice in writing to the Secretary. To be timely, a Member’s or Members’ (or a person holding shares in street name) notice shall be personally delivered to or mailed and received at the principal office of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual general meeting. Such Member’s or Members’ (or a person holding shares in street name) notice shall set forth (a) as to each person whom the Member or Members (or a person holding shares in street name) propose to nominate for election as a Director, (i) the name, age, business and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) to the Member or Members (or a person holding shares in street name) giving the notice, (i) the name and address, as they appear on the Company’s books, of such Member or Members; (ii) a representation that the Member or Members (or a person holding shares in street name) hold in the aggregate not less than 15% of the shares having the right to vote for the election of Directors at the meeting and statement of the class and number of shares of the Company that are owned of record and beneficially by such Member or Members; (iii) a representation that the Member or Members intend to appear in person or by proxy at the meeting to make the nomination specified in the notice; and (iv) in the case of a person who holds shares through a nominee or “street name” holder of record, evidence establishing the person’s indirect ownership of the shares and right to vote the shares. At the request of the Board, any person nominated by the Board for election as a Director shall furnish to the Secretary that information required to be set forth in a Member’s or Members’ notice of nomination. The Board or the chair of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bye-laws, and, if it is so determined, the defective nomination shall be disregarded. The procedures set forth in this Bye-law 38.1 for nomination for the election of Directors by Members are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

38.2.

For the avoidance of doubt and as contemplated by Bye-law 30.1, where persons are validly proposed for re-election or election as a Director, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

39.	NUMBER OF DIRECTORS

The number of Directors constituting the entire Board shall be not less than three (3) and shall be not more than eleven (11). Such number shall be fixed by resolution of the Board and such number shall be increased or decreased from time to time by vote of a majority of the entire Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

Teekay Corporation Ltd.

40.	CLASSES OF DIRECTORS

The Board shall be divided into three classes: Class I, Class II and Class III. Each class shall be as nearly equal in number as possible. Subject to the foregoing, the Board may assign the Directors to the classes in any manner.

41.	TERM OF OFFICE OF DIRECTORS

41.1.	As at the date of the adoption of these Bye-laws the terms of each class of Directors shall expire as follows:

(a)	the Class I Directors’ term shall expire at the 2027 annual general meeting;

(b)	the Class II Directors’ term shall expire at the 2025 annual general meeting; and

(c)	the Class III Directors’ term shall expire at the 2026 annual general meeting.

At each annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office.

41.2.

Notwithstanding the foregoing, each Director shall be elected to serve until their successor shall have been duly elected and qualified, except in the event of their death, resignation, removal or the earlier termination of their term of office. A Director whose term of office expires shall be eligible for re-election.

42.	REMOVAL OF DIRECTORS

42.1.

Any or all of the Directors may be removed for cause by the Board or by the Members. Notwithstanding the previous sentence, whenever any Director shall have been elected by the holders of any class of shares of the Company voting separately as a class under the provisions of the Bye-laws, such Director may be removed and the vacancy filled only by the Members of that class of shares voting separately as a class.

42.2.

Any Director may resign at any time by giving written notice to the Secretary of the Company. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

42.3.	Except as otherwise provided by law, no act or proceeding of the Directors is invalid by reason only of there being less than the designated number of Directors in office.

42.4.

Where a Director is to be removed by the Board or the Members, notice of the meeting convened for this purpose shall contain a statement of the intention so to do and be served on such Director not less than fourteen (14) days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

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42.5.

For the purposes of this Bye-law, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company.

43.	VACANCY IN THE OFFICE OF DIRECTOR

43.1.	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with their creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns their office by notice to the Company.

43.2.

Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason, including the failure of the Members to elect the entire Board at any election of Directors, may be filled only by a vote of a majority of the Directors then in office, although less than a quorum exists. A Director elected to fill a vacancy (other than a vacancy resulting from an increase in the number of Directors) becomes a member of the same class as their predecessor.

44.	REMUNERATION OF DIRECTORS

The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Company.

45.	DEFECT IN APPOINTMENT

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they were, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

46.	DIRECTORS TO MANAGE BUSINESS

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

Teekay Corporation Ltd.

47.	POWERS OF THE BOARD OF DIRECTORS

The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)

exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)

appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)

appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)

delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board, which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

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(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)

authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

48.	REGISTER OF DIRECTORS AND OFFICERS

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

49.	APPOINTMENT AND REMOVAL OF OFFICERS

49.1.	The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

49.2.

Unless an Officer is elected or appointed by the Board for a specific term stated in the Board resolution electing or appointing such Officer, each Officer shall hold office until their successor shall have been duly elected and qualified, except in the event of the earlier termination of their term of office, through death, resignation, replacement, removal or otherwise.

49.3.	Any Officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board.

50.	DUTIES OF OFFICERS

50.1.

The President and/or Chief Executive Officer shall be the chief executive officer of the Company and shall have the general management of the affairs of the Company together with the powers and duties usually incident to the office of President and/or Chief Executive Officer, except as specifically limited by appropriate resolution of the Board, and shall have such other powers and perform such other duties as may be assigned to them by the Board.

50.2.

The Secretary may act as secretary of all meetings of the Members and of the Board at which they are present, shall have supervision over the giving and serving of notices of the Company, shall be the custodian of the corporate records and the corporate seal of the Company, if any, shall be empowered (together with the other Officers of the Company) to affix the corporate seal, if any, to those documents, the execution of which, on behalf of the Company under its seal, if any, is duly authorised and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to them by the Board or the President and/or Chief Executive Officer.

50.3.

The Chief Financial Officer and/or Treasurer shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Company and shall deposit the same or cause the same to be deposited in the name of the Company in such depositories as the Board may designate, shall disburse the funds of the Company as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Company, shall,

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whenever required by the Board, render or cause to be rendered financial statements of the Company, shall have the power and perform the duties usually incident to the office of Chief Financial Officer and/or Treasurer, and shall have such powers and perform such other duties as may be assigned to them by the Board or President and/or Chief Executive Officer.

50.4.

Any Officers other than those described in Bye-laws 50.1 through 50.3 shall exercise such powers and perform such duties as may be assigned to them by the Board or the President and/or Chief Executive Officer.

50.5.

Notwithstanding the duties, powers and authority set out in Bye-laws 50.1 to 50.4, the President and/or Chief Executive Officer, the Chief Financial Officer and/or Treasurer or any other Officer or Officers that the Board may designate shall have full authority in the name of and on behalf of the Company to enter into, execute and deliver any contract, agreement or other instruments or notes, or other evidence of indebtedness, unless such authority shall be limited by the Board to specific instances.

51.	REMUNERATION OF OFFICERS

The Officers shall receive such remuneration as the Board may determine.

52.	CONFLICTS OF INTEREST

52.1.

Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

52.2.	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act.

52.3.	An Interested Director who has complied with the requirements of the foregoing Bye-law may:

(a)	vote in respect of such contract or proposed contract; and/or

(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

53.	INDEMNIFICATION AND EXCULPATION OF DIRECTORS, OFFICERS AND OTHERS

Right to Indemnification

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53.1.

To the fullest extent now or hereinafter permitted by law, each person who was or is made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that they are or were or have agreed to become a Director or Officer of the Company or that, being or having been such a Director or Officer of the Company, they are or were serving at the request of the Company as a director, officer, partner, manager, trustee, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director of Officer or as such a director, officer, partner, manager, trustee, employee or agent or in any other capacity while serving as a Director or Officer or as such a director, officer, partner, manager, trustee, employee or agent, shall be indemnified and held harmless by the Company to the full extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines and ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, Officer, or such a director, officer, partner, manager, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Bye-law 53.3 hereof with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Bye-law 53.1 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the Act requires an advancement of expenses incurred by an indemnitee in their capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Bye-law 53.1 or otherwise.

53.2.

The foregoing indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of their duties with or for the Company or any subsidiary thereof, provided that, such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer

Teekay Corporation Ltd.

Right of Indemnitee to Bring Suit

53.3.

If a claim under Bye-law 53.1 hereof is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Bye-law upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Company), and, to the fullest extent permitted by law, thereafter the Company shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Company (including its Board, independent legal counsel or its Members) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Company (including its Board, independent legal counsel or its Members) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Non-exclusivity of Rights

53.4.

The rights to indemnification and to the advancement of expenses conferred in this Bye-law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, vote of Members or disinterested Directors, provisions of the Bye-laws of the Company, or otherwise.

Insurance, Contracts and Funding

53.5.

The Company may maintain insurance, at its expense, to protect itself and any Director or Officer of the Company or any director, officer, partner, manager, trustee, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise serving in such capacity at the request of the Company against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act. The Company, without further Member approval, may enter into contracts with any Director or Officer, or such director, officer, partner, manager, trustee, employee or agent in furtherance of the provisions of this Bye-law and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Bye-law.

Indemnification of Employee and Agents of the Company

53.6.

The Company may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Company with the same scope and effect as the provisions of this Bye-law with respect to the indemnification and

Teekay Corporation Ltd.

advancement of expenses of Directors and Officers of the Company; provided, however, that an undertaking in respect of an advance of expense shall be made by an employee or agent only if required by the Board. Any employees or agents or groups of employees or agents of the Company granted such rights to indemnification and advancement of expenses shall be “indemnitees” under this Bye-law 53.

Survival

53.7.

Any repeal or modification of the foregoing indemnification provisions shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. The contract rights conferred by this Bye-law 53 may not be modified retroactively without the consent of an affected indemnitee.

Severability

53.8.

If this Bye-law 53 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each indemnitee as to costs, charges and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Bye-law that shall not have been invalidated and to the fullest extent permitted by applicable law.

Subrogation

53.9.

In the event of payment of indemnification to an indemnitee, the Company shall be subrogated to the extent of such payment to any right of recovery such indemnitee may have and such person, as a condition of receiving indemnification from the Company, shall execute all documents and do all things that the Company may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Company effectively to enforce any such recovery.

No Duplicate Payments

53.10.

The Company shall not be liable under this Bye-law 53 to make any payment in connection with any claim made against an indemnitee to the extent such person has otherwise received payment (under any insurance policy, bye-law, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

MEETINGS OF THE BOARD OF DIRECTORS

54.	BOARD MEETINGS

54.1.

The Board may adopt such rules as they shall deem proper, not inconsistent with law or with these Bye-laws, for the conduct of their meetings and the management of the affairs of the Company. At all meetings of the Board, business shall be transacted in such order as the Board may determine.

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54.2.	The vote of the majority of the Directors, present in person, at a meeting of the Board at which a quorum is present shall be the act of the Board.

55.	NOTICE OF BOARD MEETINGS

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

56.	ELECTRONIC PARTICIPATION IN MEETINGS

The Board or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or other communication equipment by means of which all persons participating in the meeting to communicate with each other, and participation in a meeting pursuant to this Bye-law shall constitute presence in person at such meeting.

57.	QUORUM AT BOARD MEETINGS

Except as otherwise provided by these Bye-laws, the greater of (i) a majority of the Directors at the time in office, and (ii) one third of the entire Board, present in person or by participating by electronic means, shall constitute a quorum for the transaction of business, provided that, if the number of Directors in office is less than the quorum described herein, the quorum shall be the number of Directors in office at the relevant time.

58.	BOARD TO CONTINUE IN THE EVENT OF VACANCY

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

59.	CHAIR AND SECRETARY OF BOARD MEETINGS

59.1.

At each meeting of the Board, the Chair of the Board (who is chosen by a majority of the Directors) shall preside, or, in the absence of the Chair of the Board, a majority of the Directors present at such meeting shall choose a Director present who shall preside.

59.2.

At each meeting of the Board, the Secretary or Assistant Secretary of the Company or, in the absence of the Secretary or Assistant Secretary or unwillingness to act as secretary, a person appointed by the chair of the meeting shall act as secretary.

Teekay Corporation Ltd.

60.	WRITTEN RESOLUTIONS

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board or committee meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by the last Director.

61.	VALIDITY OF PRIOR ACTS OF THE BOARD

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.	MINUTES

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, and meetings of committees appointed by the Board.

63.	PLACE WHERE CORPORATE RECORDS KEPT

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

64.	FORM AND USE OF SEAL

64.1.	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

64.2.

A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

64.3.	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

65.	RECORDS OF ACCOUNT

65.1.	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and, in particular, with respect to:

Teekay Corporation Ltd.

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

65.2.

Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

65.3.	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

66.	FINANCIAL YEAR END

The financial year end of the Company may be determined by resolution of the Board and, failing such resolution, shall be 31st December in each year.

AUDITS

67.	ANNUAL AUDIT

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.	APPOINTMENT OF AUDITOR

68.1.	Subject to the Act, the Members shall appoint an Auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.

68.2.	The Auditor may be a Member, but no Director, Officer or employee of the Company shall, during their continuance in office, be eligible to act as an Auditor of the Company.

69.	REMUNERATION OF AUDITOR

69.1.	The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.

69.2.	The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.

70.	DUTIES OF AUDITOR

70.1.

The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

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70.2.

The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.	ACCESS TO RECORDS

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

72.	FINANCIAL STATEMENTS AND THE AUDITOR’S REPORT

72.1.	Subject to the following Bye-law, the financial statements and/or the Auditor’s report as required by the Act shall:

(a)	be laid before the Members at the annual general meeting; or

(b)	be received, accepted, adopted or approved by the Members by written resolution passed in accordance with these Bye-laws.

72.2.

If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or Auditor’s report thereon need be made available to the Members, and/or that no Auditor shall be appointed then there shall be no obligation on the Company to do so.

73.	VACANCY IN THE OFFICE OF AUDITOR

The Board may fill any casual vacancy in the office of the Auditor.

VOLUNTARY WINDING-UP AND DISSOLUTION

74.	WINDING-UP

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

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CHANGES TO CONSTITUTION

75.	CHANGES TO BYE-LAWS

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

76.	DISCONTINUANCE

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.